                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [x]  Filed by a Party other than the Registrant [_]


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12


                               Nutri/System, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

[LOGO] nutrisystem(R)

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 19, 2003

To the Stockholders of
Nutri/System, Inc.:

   The Special Meeting of Stockholders of Nutri/System, Inc. (the "Company") will be held at 10:00 a.m., local time, on Wednesday, February 19, 2003, at the offices of the Company located at 202 Welsh Road, Horsham, Pennsylvania 19044, for the following purposes:

   1. To elect four directors of the Company to hold office until the Company's 2003 Annual Meeting of Stockholders and until their successors are duly elected; and

   2. To transact such other business as may properly come before the Special Meeting and any adjournment, postponement or continuation thereof.

   The Board of Directors has fixed the close of business on January 17, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

   Whether or not you expect to attend the Special Meeting in person, please complete, sign, date and return the enclosed form of proxy in the envelope provided.

                                        By Order of the Board of Directors,

                                        /s/ Michael J. Hagan
                                        Michael J. Hagan
                                        Chairman and Chief Executive Officer

Horsham, Pennsylvania
January 27, 2003

                              NUTRI/SYSTEM, INC.

                                PROXY STATEMENT

   This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about January 27, 2003, are furnished in connection with the solicitation by the Board of Directors of Nutri/System, Inc. (the "Company") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m., local time, on Wednesday, February 19, 2003 and at any adjournment, postponement or continuation thereof, at the Company's principal executive offices at 202 Welsh Road, Horsham, Pennsylvania 19044.

                                  BACKGROUND

   This Special Meeting is being held to elect four directors to the Company's board of directors. The nominees are Ian J. Berg, Djordje Jankovic, Warren V. Musser and Brian P. Tierney. The Company currently has four directors and two vacancies on the board, one of which exists due to the creation of an additional seat on the board. Two of the nominees are being elected to replace directors Brian D. Haveson and Donald R. Caldwell, who desire to resign from the board, and two of the nominees are being elected to fill the vacancies on the board. The two directors continuing in office, Michael J. Hagan and Michael
A. DiPiano, were appointed to the board as a result of a change of control of the Company's stockholders.

   HJM Holdings, LLC and NewSpring Ventures, L.P. collectively acquired from existing stockholders 15,313,500 shares of the Company's common stock (58.4% of the outstanding shares of common stock) effecting a change in control of the Company in a transaction that closed on December 20, 2002. The Company was not a party to the transaction. HJM Holdings, LLC and NewSpring Ventures, L.P. acquired the shares of the Company's common stock from existing stockholders holding a controlling interest in the Company to effect a change of control of the Company and appoint a new executive leadership team. At the closing, HJM Holdings acquired 10,522,092 shares of common stock for $6,588,100 in cash raised from its investors, and NewSpring Ventures acquired 4,791,408 shares of common stock for $3,000,000 in cash from its working capital. The common stock was acquired from Brian D. Haveson (5,113,500 shares for $3,068,100), HPF Holdings, Inc. (8,200,000 shares for $4,920,000), Donald R. Caldwell (100,000 shares for $80,000) and CRX Investments I, L.P. (1,900,000 shares for $1,520,000). Michael E. Heisley is the President and sole stockholder of HPF Holdings, Inc. Donald R. Caldwell is a limited partner of CRX Investments I, L.P. Cross Atlantic Partners, Inc. is the general partner of CRX Investments I, L.P. Mr. Caldwell is the Chief Executive Officer and a principal stockholder of Cross Atlantic Partners, Inc.

   In connection with the transaction, Frederick C. Tecce and Michael E. Heisley resigned from the board of directors of the Company. To fill the vacancies on the board of directors created by the resignations of Messrs. Tecce and Heisley, Michael J. Hagan, the president of HJM Holdings, and Michael A. DiPiano, the Managing Partner of NewSpring Ventures, were appointed to the board on December 20, 2002, joining Brian D. Haveson and Donald R. Caldwell. Also on December 20, 2002, Mr. Haveson resigned as president and chief executive officer of the Company, and the board appointed Mr. Hagan as chairman and chief executive officer of the Company, and Djordje Jankovic as president and chief operating officer of the Company.

   HJM Holdings, LLC and NewSpring Ventures, L.P. entered into a Stockholders' Agreement, dated December 20, 2002 (the "Stockholders' Agreement"), with respect to the shares of Common Stock of the Company acquired by them on December 20, 2002. The Company is not a party to the Stockholders' Agreement. Under the terms of the Stockholders' Agreement, HJM Holdings and NewSpring Ventures have agreed to vote their shares for the election to the board of directors of the Company of two designees of HJM Holdings and two designees of NewSpring Ventures. Mr. Hagan is a designee of HJM Holdings and Mr. DiPiano is a designee of NewSpring Ventures. HJM Holdings and NewSpring Ventures have also agreed to vote their shares together on matters submitted to stockholders that meet the requirements and thresholds described in the Stockholders'

Agreement. The Stockholders' Agreement has a two-year term. Under the Stockholders' Agreement, as amended, HJM Holdings and NewSpring Ventures have agreed to use their best efforts to cause the total number of directors to be no more than seven.

   Mr. Haveson and Mr. Caldwell have informed the Company that they desire to resign from the board of directors as soon as new directors can be elected to the board by the Company's stockholders to replace them. Under the terms of the Stockholders' Agreement, HJM Holdings and NewSpring Ventures intend to vote in favor of one additional designee for each party in the election of directors to replace Messrs. Haveson and Caldwell. Mr. Musser is the designee of HJM Holdings, and Mr. Berg is the designee of NewSpring Ventures.

   If all the nominees are elected at the Special Meeting, then the board will consist of the following six members, all of whom will hold office until the 2003 Annual Meeting of Stockholders: Michael J. Hagan (Chairman), Ian J. Berg, Michael A. DiPiano, Djordje Jankovic, Warren V. Musser and Brian P. Tierney.

                           ABOUT THE SPECIAL MEETING

   Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Special Meeting and voting in person.

   The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefore, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

   Only holders of Common Stock of record at the close of business on January 17, 2003, will be entitled to notice of and to vote at the Special Meeting. As of the close of business on January 17, 2003, the Company had outstanding 26,220,504 shares of Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors. The presence at the Special Meeting in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum.

   As of January 17, 2003, HJM Holdings, LLC and NewSpring Ventures, L.P., which are included in the table herein under the heading "Beneficial Ownership of Common Stock," beneficially owned in the aggregate 15,313,500 shares, or approximately 58.4%, of the Company's outstanding Common Stock. They have advised the Company that they intend to vote their shares for the election of the nominees for director. Accordingly, Ian J. Berg, Djordje Jankovic, Warren
V. Musser and Brian P. Tierney will be elected as directors regardless of the votes cast by the Company's stockholders other than HJM Holdings, LLC and NewSpring Ventures, L.P.

                             ELECTION OF DIRECTORS

   The Company's by-laws provide that the number of members of the Company's Board of Directors shall be as fixed by the Board of Directors from time to time. The number of members of the Board of Directors is currently fixed at six.

   Four directors are to be elected at the Special Meeting. Unless otherwise instructed, the proxies solicited by the Board of Directors will be voted for the election of the nominees named below, none of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office and each director elected to fill a vacancy will serve for the unexpired term of his predecessor and until his successor is duly elected. The four nominees for director receiving the largest number of the votes cast at the Special Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote for nominees for election as directors. Votes withheld and broker non-votes will have no effect on the election of directors because they will not represent votes cast at the Special Meeting for the purpose of electing directors.

Nominees

   The names of the four nominees for director, together with certain information regarding them, are set forth below.

Ian J. Berg
Age 61

   Mr. Berg is a Managing Director of the Eastern Technology Fund, a venture fund, which he established in March 2000. Prior to that, Mr. Berg was the founder, president, chief executive officer and director of Copelco Financial Services Group from October 1972 to July 1999. Mr. Berg is a director of a number of private companies, and a number of non-profit organizations.

Djordje (George) Jankovic
Age 35

   Mr. Jankovic was appointed as President and Chief Operating Officer of the Company on December 20, 2002. Prior to joining the Company, Mr. Jankovic was the founder, chairman and chief executive officer of beMany, Inc., a provider of residential telecom and energy services, from September 1999 to November 2002. Mr. Jankovic was vice president of product development of Verticalnet, Inc. from September 1998 to September 1999. Mr. Jankovic was co-founder and chief executive officer of RF Globalnet, Inc. from March 1996 until it was acquired by Verticalnet in September 1998.

Warren V. (Pete) Musser
Age 75

   Mr. Musser is president of The Musser Group, a financial consulting company. Mr. Musser served as chairman and chief executive officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is a director of CompuCom Systems, Inc. and Internet Capital Group, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America; co-chairman of The Eastern Technology Council; and chairman of the Pennsylvania Partnership of Economic Education.

Brian P. Tierney
Age 44

   Mr. Tierney is founder/chairman of Tierney Communications, a division of Interpublic Group. Mr. Tierney was founder, president and chief executive officer of Tierney Communications from 1989 to April 2002. Mr. Tierney is a director of FASTNET Corporation. Mr. Tierney serves on a variety of civic, educational and charitable boards of directors, including the Regional Performing Arts Center (The Kimmel Center), Zoological Society of Philadelphia, Thomas Jefferson University, Greater Philadelphia Chamber of Commerce, Police Athletic League, World Affairs Council, the Boy Scouts of America and the University Museum of the University of Pennsylvania.

Continuing Directors

   The names of the two directors whose terms are continuing until the 2003 Annual Meeting of Stockholders, together with certain information regarding them, are set forth below.

Michael J. Hagan
Age 40

   Mr. Hagan was appointed chairman of the board of directors and chief executive officer of the Company on December 20, 2002. Prior to joining the Company, Mr. Hagan was the co-founder of Verticalnet, Inc., a business-to-business internet and software company, and held a number of executive positions at Verticalnet since its founding in 1995, including chairman of the board from February 2002 to the present, president and chief executive officer from January 2001 to February 2002, executive vice president and chief operating officer from January 2000 to January 2001 and senior vice president prior to that time. Prior to founding Verticalnet, Mr. Hagan was a vice president and senior manager at Merrill Lynch Asset Management from 1990 to 1995, and worked for Bristol Meyers Squibb from 1988 to 1990. Mr. Hagan is a director of Verticalnet, Inc. Mr. Hagan is also a trustee of Saint Joseph's University.

Michael A. DiPiano
Age 44

   Mr. DiPiano was appointed to the board of directors on December 20, 2002. He is the Managing Partner of NewSpring Ventures, L.P., where he has been a partner since September 2002. Prior to that, Mr. DiPiano was chairman and chief executive officer of Maxwell Systems from 1998 to 2002, and he remains chairman of the board. From 1996 to 1998, Mr. DiPiano was affiliated with Safeguard Scientifics Inc. and their related venture funds. Mr. DiPiano is a director of a number of private companies, including Ecount, Maxwell Systems, Message Link, HR Division, Ripple Technologies and Vytek Wireless. He is also a director of the University City Science Center.

Board and Committee Meetings

   The Board of Directors met on four occasions in 2002. Each director attended at least 75% of all Board and applicable committee meetings during 2002, except Dean Bozzano who did not attend any Board or Audit Committee meetings in 2002 prior to his resignation in September 2002.

   The Board of Directors has an Audit Committee that currently consists of Mr. Caldwell. During 2002, the Audit Committee consisted of Mr. Caldwell, Mr. Tecce and Mr. Bozzano, until Mr. Bozzano resigned in September 2002, and Mr. Tecce resigned in December 2002. The Audit Committee is responsible for establishing and reviewing the Company's internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee met four times in 2002.

   Although the Company's common stock trades on the OTC Bulletin Board, the Company is required to disclose whether its Audit Committee members meet the independence standards of an exchange. All of the members of the Audit Committee in 2002 met the independence requirements of the Nasdaq Stock Market. After the Special Meeting, the Company intends to include on the Audit Committee individuals who meet the independence requirements of the Nasdaq Stock Market.

   The Board of Directors has a Compensation Committee that currently consists of Mr. Caldwell. During 2002, the Compensation Committee consisted of Messrs. Caldwell, Tecce and Bozzano, until Mr. Bozzano resigned in September 2002, and Mr. Tecce resigned in December 2002. In 2002, the Board of Directors performed the functions of the Compensation Committee. The Compensation Committee did not meet separately in 2002. After the Special Meeting, the Company intends to include on the Compensation Committee individuals who meet the independence requirements of the Nasdaq Stock Market.

   The Board of Directors has established a Nominating Committee for 2003 comprised of Michael A. DiPiano and Michael J. Hagan. The Nominating Committee responsibilities will be to recommend to the Board of Directors qualified candidates for election as directors and the slate of nominees for election as directors at the Annual Meeting.

Compensation of Directors

   The Company does not pay its directors cash compensation other than reimbursement for expenses they incur in attending meetings. The Company is reviewing its compensation policy for directors and for members of the committees of the board, and may adopt a policy for compensation of non-employee directors and committee members.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table shows as of January 17, 2003, the amount and percentage of the Company's outstanding Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock.

                                              Shares     Percent of
                   Name and Address        Beneficially Outstanding
                of 5% Beneficial Owner        Owned     Common Stock
                ----------------------     ------------ ------------
            HJM Holdings, LLC (1)
            202 Welsh Road
            Horsham, PA 19044.............  15,313,500      58.4%

            NewSpring Ventures, L.P. (1)
            100 West Elm Street, Suite 101
            Conshohocken, PA 19428........  15,313,500      58.4

(1) Information based upon Schedule 13D filings, dated December 20, 2002, with the Securities and Exchange Commission (the "Commission") by each person. Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has or shares "voting power," which includes the power to vote, or to direct the voting of, such securities, or "investment power," which includes the power to dispose, or to direct the disposition, of such securities. The shares set forth above consist of 10,522,092 shares (40.1% of outstanding shares) held by HJM Holdings, LLC and 4,791,408 shares (18.3% of outstanding shares) held by NewSpring Ventures. HJM Holdings and NewSpring Ventures have entered into the Stockholders' Agreement that, among other things, governs the voting of the Company's Common Stock beneficially owned by each of them. NewSpring Ventures disclaims beneficial ownership of all shares held by HJM Holdings, and HJM Holdings disclaims beneficial ownership of all shares held by NewSpring Ventures.

   The following table shows as of January 17, 2003, the amount and percentage of the Company's outstanding Common Stock beneficially owned (unless otherwise indicated) by the Company's (i) each director and nominee for director, (ii) each executive officer named in the Compensation Table and (iii) all directors, nominees for director and executive officers of the Company as a group.

                                                                     Shares           Shares        Percent of
                                                                  Beneficially      Acquirable     Outstanding
                    Name of Beneficial Owner                        Owned(1)     Within 60 Days(2) Common Stock
                    ------------------------                      ------------   ----------------- ------------
Ian J. Berg (3) (4)..............................................     457,670              --           1.7%
Donald R. Caldwell...............................................          --          10,000             *
Michael A. DiPiano (5)...........................................   4,791,408              --          18.3
Michael J. Hagan (4).............................................   2,593,715              --           9.9
Brian D. Haveson.................................................     735,000(6)           --           2.8
Djordje Jankovic (4).............................................     762,784              --           2.9
Warren V. Musser (4).............................................     472,926(7)           --           1.8
Brian P. Tierney (4).............................................     114,418              --             *
James D. Brown...................................................      30,000         373,333           1.5
Deborah A. Gallen................................................     185,000(8)       63,333             *
Brendon Perero...................................................          --         286,667           1.1
All directors, nominees for directors and executive officers as a
  group (11 persons).............................................  10,142,921(9)      733,333          40.4

--------
*  less than 1%.

(1) Information supplied by officers, directors and nominees. Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has or shares "voting power," which includes the power to vote, or to direct the voting of, such securities, or "investment power," which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the above-named persons individually or together share voting power or investment power.

(2) Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at January 17, 2003, or within 60 days thereafter under the Company's stock option plans.

(3) The shares set forth as beneficially owned by Mr. Berg are all held through HJM Holdings, LLC by Eastern Technology Fund, LP, of which Mr. Berg is a Managing Director. Mr. Berg is also on the investment committee of NewSpring Ventures LP, but the shares listed as beneficially owned by Mr. Berg do not include any of NewSpring Ventures' shares disclosed on the 5% Beneficial Ownership table and Mr. Berg disclaims any beneficial ownership of such shares.

(4) The shares set forth as beneficially owned by Messrs. Berg, Hagan, Jankovic, Musser and Tierney represent their proportionate interest in the shares held by HJM Holdings, LLC and included in the 5% Beneficial Ownership table above. See Note (1) above. According to a Schedule 13D dated December 20, 2002 filed with the Commission by Michael J. Hagan and HJM Holdings, LLC, Mr. Hagan is the President and a Manager of HJM Holdings, LLC and Mr. Jankovic is the Treasurer and Manager of HJM Holdings, LLC. Mr. Hagan and Mr. Jankovic may be deemed to own beneficially all shares held by HJM Holdings, LLC, in which case he would be deemed to beneficially own 10,522,092 shares (40.1% of outstanding shares); however, each of them disclaims beneficial ownership of all shares other than his proportionate interest in HJM Holdings.

(5) The shares set forth as beneficially owned by Mr. DiPiano are all held by NewSpring Ventures and included in the 5% Beneficial Ownership table above. See Note (1) above. According to a Schedule 13D dated December 20, 2002 filed with the Commission by NewSpring Ventures, LLC, Mr. DiPiano is the Managing

   Director of NewSpring Ventures and the President of Progress Capital II, Inc. the general partner of the general partner of NewSpring Ventures, L.P., and therefore may be deemed to own such shares beneficially. Mr. DiPiano disclaims beneficial ownership of these shares.

(6) Includes a total of 62,000 shares held by members of Mr. Haveson's immediate family, as to which shares Mr. Haveson disclaims beneficial ownership.

(7) Consists of 305,114 shares owned by the Musser Foundation and 167,812 shares held by Mr. Musser's spouse, as to which shares Mr. Musser disclaims beneficial ownership.

(8) Includes a total of 20,000 shares held by members of Ms. Gallen's immediate family, as to which shares Ms. Gallen disclaims beneficial ownership.

(9) Includes a total of 554,926 shares held by members of the immediate families of and charities controlled by such persons, as to which shares such persons disclaim beneficial ownership.

                            EXECUTIVE COMPENSATION

   The following table contains information concerning total compensation paid during the 2000, 2001 and 2002 fiscal years to both of the individuals who served as the Company's chief executive officer in 2002 and those of its executive officers which received more than $100,000 in total salary and bonus during 2002. No other executive officer of the Company received more than $100,000 in total salary and bonus during 2002.

                          Summary Compensation Table

                                                       Long-Term
                                                      Compensation
                                         Annual          Awards
                                      Compensation     Securities
         Name and           Fiscal ------------------  Underlying     All Other
    Principal Position       Year  Salary($) Bonus($) Options (#)  Compensation(2)
    ------------------      ------ --------- -------- ------------ ---------------
Michael J. Hagan(1)........  2002        --       --         --            --
  Chairman and Chief
  Executive Officer

Brian D. Haveson(1)........  2002   260,096       --         --        12,857(3)
  President and Chief        2001   250,054       --         --         8,464(3)
  Executive Officer          2000   250,000       --         --            --

James D. Brown.............  2002   135,250   10,000         --         4,058
  Chief Financial Officer    2001   130,060       --    250,000         3,900
                             2000   130,055       --    100,000         3,000

Deborah A. Gallen..........  2002   124,846   12,000         --            --
  Vice President E-Commerce  2001   120,060       --    150,000            --
                             2000   108,402       --     20,000            --

Brendon Perero.............  2002   124,846   10,000         --         3,745
  Chief Information Officer  2001   120,036       --    180,000         3,600
                             2000   120,027       --     40,000         2,769

--------

(1) Mr. Hagan replaced Mr. Haveson as chief executive officer on December 20, 2002.

(2) Unless otherwise indicated, the amounts in this column consist of matching contributions made by the Company under its qualified tax deferred defined contribution retirement plan.

(3) Mr. Haveson received matching contributions made by the Company under its qualified tax deferred defined contribution retirement plan ($5,769 and $7,000) and use of a company car ($2,695 and $5,857) in 2001 and 2002, respectively.

Option Grants

   No options to acquire shares of the Company's common stock were granted during 2002 to any of the named executive officers.

Options Exercised and Year-End Option Values

   The following table sets forth information with respect to options held at December 31, 2002 by the named executive officers of the Company:

                Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values(1)

                         Number of Securities       Value of Unexercised
                        Underlying Unexercised      In-the-Money Options
                       Options at Fiscal Year End at Fiscal Year End ($) (2)
                       -------------------------  -------------------------
           Name        Exercisable  Unexercisable Exercisable  Unexercisable
           ----        -----------  ------------- -----------  -------------
     Michael J. Hagan.        --            --          --            --
     Brian D. Haveson.        --            --          --            --
     James D. Brown...   350,000       200,000      45,500        91,000
     Deborah A. Gallen    63,333       106,667      26,500        53,000
     Brendon Perero...   286,667       133,333      33,000        66,000

--------
(1) No options were exercised by the named executive officers during 2002.

(2) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock on December 31, 2002 multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock on December
    31, 2002, as reported on the Nasdaq OTC Bulletin Board, was $0.90 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of their ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations received from reporting persons, the Company believes that during 2002 all filing requirements applicable to these persons were met timely, except for late amendments to Form 4s for Brian D. Haveson and Donald R. Caldwell for April 2001.

                     COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee Report

   In the section below, we describe our financial and accounting management policies and practices.

   Composition. The Audit Committee of the Board of Directors is composed of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee in 2002 were Donald R. Caldwell, Frederick C. Tecce and Dean J. Bozzano (Chairman). Mr. Bozzano resigned in September 2002, and Mr. Tecce resigned in December 2002.

   Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company's independent accountants. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's Consolidated Financial Statements in accordance with generally accounting standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes.

   Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's Consolidated Financial Statements as contained in the quarterly Form 10-Qs filed by the Company in 2002 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with the Audit Committees."

   After completing a substantial review process, the Audit Committee in July 2002 recommended to the Board of Directors that the Company dismiss Arthur Andersen LLP as the Company's independent public accountants and appoint KPMG LLP to serve as the Company's independent public accountants for the fiscal year 2002. The Board of Directors adopted the Audit Committee's recommendation.

   Prior to the release of the Company's 2002 annual Consolidated Financial Statements, the Audit Committee intends to obtain from KPMG LLP, the Company's independent accountants, assurances of KPMG LLP's independence.

   This report is submitted by the Audit Committee on January 14, 2003.

                                        Donald R. Caldwell

Audit and Related Fees

   Audit Fees. The aggregate fees billed by KPMG LLP for professional services for the review of the Consolidated Financial Statements included in the Company's Forms 10-Q for 2002 were $15,000. The audit of the Company's annual Consolidated Financial Statements for 2002 has not been completed or billed.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to the Company for financial information systems design and implementation in 2002.

   All Other Fees. The aggregate fees billed to the Company for all other services rendered by KPMG LLP in 2002, which consists of fees for tax advisory services, were $7,000.

Report of the Board of Directors on Compensation Matters

   In the section below, we describe the executive compensation policies and practices employed by the Company in 2002. We also identify the procedures we used to determine the compensation of the Company's Chief Executive Officer and the executive management team in 2002. We anticipate that there will be a complete turnover in the membership of the Board of Directors after the Special Meeting as compared to the membership prior to December 20, 2002 and that the new members of the Board of Directors may alter certain of the positions reflected in this report going forward.

   Compensation Philosophy. In developing the Company's executive compensation policies, we relied on two principal objectives: (1) attracting and retaining talented officers and (2) motivating officers to achieve corporate goals that enhance stockholder value.

   In 2002, the paramount corporate goal was to create stockholder value by increasing revenues and profitability and generating positive operating cash flow. We believe the stock options issued to the executive management team from 1999 to 2001 supported these objectives.

   Cash Compensation. The Board of Directors authorized guidelines for base compensation for executive management after reviewing compensation information for firms of similar size and growth prospects in the Philadelphia region. The Company's goal is to provide a reasonably competitive level of base compensation.

   In 2002, the Company did generate a meaningful positive cash flow and as a result it did award cash bonuses to the executive management team (excluding Brian Haveson) in 2002.

   Stock Options. The Board of Directors strongly believes that stock options motivate executive management and other employees to identify with stockholder interests and maximize stockholder value. With the adoption of the 1999 and 2000 Equity Incentive Plans, the Company granted stock options to a large proportion of the Company's employees. All stock options have a per share exercise price equal to the fair market value of the Company's Common Stock on the grant date. To date, options granted to employees vest in three equal annual installments.

   The number of options granted to each officer and the vesting schedule are determined based on a variety of factors, including (1) the executive's position at the Company, (2) his or her individual performance and (3) the number of options the executive already holds. The Board of Directors awarded stock options to the executive management team in 1999, 2000 and 2001 that continued to vest over the course of 2002. It did not award any additional stock options to the named executive officers in 2002.

   Compensation of the Chief Executive Officer. Mr. Haveson was the chief executive office in 2002 until December 20, 2002. During 2002, Mr. Haveson received a salary of $260,096. The Board of Directors did not award Brian Haveson a cash bonus in 2002 but did provide him with an increase in base cash compensation of 4% over that paid in 2001. While Mr. Haveson had been granted no stock options, the Board of Directors believed his interests are aligned with stockholders by virtue of his direct stock ownership during the year.

   Mr. Hagan became the chairman and chief executive officer on December 20, 2002. The Board of Directors appointed Mr. Hagan at an annual salary of $175,000. Mr. Hagan does not have an employment agreement.

   Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, the Company generally receives a federal income tax deduction for compensation paid to any of its named executive officers if the compensation is less than $1,000,000 during any fiscal year or is "performance-based" under Section 162(m). Under these rules, all compensation paid to the Company's named executive officers is tax deductible.

   This report is submitted on January 14, 2003 by these remaining members of the Board of Directors who were directors during 2002.

                                        Donald R. Caldwell
                                        Brian D. Haveson

Compensation Committee Interlocks and Insider Participation

   In 2002, the Board of Directors performed the functions of the Compensation Committee. During the year 2002, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Board of Directors. The Company's former Chief Executive Officer, Brian D. Haveson, served on the Company's Board of Directors during 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Mr. Haveson resigned as the President and Chief Executive Officer of the Company on December 20, 2002. Mr. Haveson and the Company entered into a Consulting Agreement, dated December 20, 2002, with a two year consulting term. During the consulting term, Mr. Haveson will provide the Company with advice concerning the business, operations and industry in which it operates, including assistance with the transition of management responsibilities. During the consulting term, the Company will pay Mr. Haveson $20,833.33 per month, and will either provide health care continuation for Mr. Haveson and his immediate family or pay him an additional amount to pay for health care coverage.

   From time to time, the Company purchases food from Tom's Foods, Inc., a vendor that is an affiliate of Mr. Heisley, and vitamins and supplements from HPF, L.L.C., a vendor that is an affiliate of Mr. Heisley and Mr. Haveson. During the Company's 2002 fiscal year, the aggregate amount of food purchases was approximately $466,000 and the aggregate amount of vitamin and supplement purchases was approximately $60,000. Such transactions were effected on terms no less favorable to the Company than those made available to independent third parties.

                               STOCK PERFORMANCE

   The following graph shows a comparison of cumulative total return since June 16, 2000 (the date the Company became listed on the Nasdaq National Market) for the Company's Common Stock, the Russell 2000 Index and the Dow Jones Consumer Services Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. The Company's Common Stock traded on the Nasdaq National Market until May 24, 2001, and since then has traded on the OTC Bulletin Board under the ticker symbol THIN.OB.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG NUTRI/SYSTEM, INC., THE DOW JONES
              CONSUMER SERVICES INDEX AND THE RUSSELL 2000 INDEX





                                       06/16/00 12/29/00 12/31/01 12/31/02
                                       -------- -------- -------- --------
     NutriSystem, Inc.................   100        8        2        6
     Dow Jones Consumer Services Index   100       52       82       67
     Russell 2000 Index...............   100       94       95       74

                             STOCKHOLDER PROPOSALS

   Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, desired to submit a proposal for inclusion in the Company's proxy statement for the 2003 Annual Meeting of Stockholders was required to deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Horsham, Pennsylvania, not later than November 19, 2002.

   Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders does not notify the Company of such proposal on or before February 1, 2003, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2003 proxy statement.

                                OTHER PROPOSALS

   The Board of Directors does not know of any matters to be presented for consideration at the Special Meeting other than the matters described in the Notice of Special Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                           By Order of the Board of Directors,

                                           /s/ Michael J. Hagan
                                           Michael J. Hagan
                                           Chairman and Chief Executive Officer

January 27, 2003

                              Nutri/System, Inc.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 19, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Michael J. Hagan and James
D. Brown, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Nutri/System, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company located at 202 Welsh Road, Horsham, Pennsylvania 19044, on Wednesday, February 19, 2003 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof, as follows:

1.   ELECTION OF DIRECTORS.

   [_]  FOR all nominees listed below

   [_]  WITHHOLD AUTHORITY to vote for the nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the following list:

   Ian J. Berg, Djordje Jankovic, Warren V. Musser and Brian P. Tierney

2. In their discretion, the proxy holders, on behalf of and at the discretion of the Board of the Directors of the Company, are authorized to vote with respect to matters incident to the conduct of the Special Meeting and upon such other business as may properly come before the Special Meeting, pursuant to SEC Rules, and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the shares represented by this proxy will be voted "FOR" each director nominee.
        ---------------------------------------------------------------
                      (Please date and sign on reverse side)

(Continued from other side)

This proxy should be dated, signed by the stockholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Date: _________________ , 2003